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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                       INTEGRATED SECURITY SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



               DELAWARE                                   74-2522983
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                        8200 SPRINGWOOD DRIVE, SUITE 230
                              IRVING, TEXAS 75063
          (Address of principal executive offices, including Zip Code)

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       Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                        Name of each exchange on which
    to be so registered:                       each class is to be registered:
           NONE                                              NONE

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to
General Instruction A.(d), check the following box.             [x]

         Securities Act registration statement file number to which this form relates: Not applicable

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       Securities to be registered pursuant to Section 12(g) of the Act:
                   REDEEMABLE COMMON STOCK PURCHASE WARRANTS
                                (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Reference is made to the information set forth under the caption entitled "Description of Exchange Warrants, Public Warrants and Common Stock--The Exchange Warrants" in the Issuer Tender Offer Statement on Schedule 13E-4 filed by Integrated Security Systems, Inc. (the "Company") with the Securities and Exchange Commission (File No. 005-47773) (the "Schedule 13E-4"), which is incorporated herein by reference.


ITEM 2.  EXHIBITS.

         Pursuant to Rule 12b-32 promulgated pursuant to the Securities Exchange Act of 1934, as amended, the following exhibit required in accordance with the Instructions as to Exhibits on Form 8-A was previously filed as
Exhibit 99.10 to the Schedule 13E-4 and is incorporated herein by reference:

         A. Warrant Agreement, dated as of February 26, 1998, by and between the Company and American Stock Transfer & Trust Company




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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      INTEGRATED SECURITY SYSTEMS, INC.



Date: April 24, 1998                  By: /s/ Gerald K. Beckmann
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                                          Gerald K. Beckmann
                                          President and Chief Executive Officer




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